UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐    Preliminary Proxy Statement

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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Under Rule 14a-12

Trustreet Properties, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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TRUSTREET PROPERTIES, INC.

450 South Orange Avenue

Orlando, Florida 32801

April 29, 2005

Dear Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Trustreet Properties, Inc. (the “Company”) on June 23, 2005, at 10:00 a.m. at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida. The directors and officers of the Company look forward to greeting you personally.

Enclosed for your review are the 2004 Annual Report, the Notice of Annual Meeting of Stockholders, the proxy statement and the proxy card. The proxy statement gives a detailed account of the business to be conducted at the meeting. An update will also be given at the meeting on the current status of the Company.

Regardless of the number of shares you own in the Company, it is very important that your shares be represented. If you cannot personally attend the meeting, we encourage you to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed envelope. Our goal is to minimize operational expenses so we ask that you please return your proxy card promptly because re-soliciting stockholders adds unnecessary costs to the Company. You may also vote either by telephone (1-800-Proxies, or 1-800-776-9437) or on the Internet (http://www.voteproxy.com). Voting over the Internet, by telephone, or by written proxy will not prevent you from voting in person, but will assure that your vote will be counted at the annual meeting if you choose not to attend in person.

As we prepare for the exciting year ahead, the Board of Directors unanimously recommends that you vote in favor of the proposed items. Your vote counts. Thank you for your attention to this matter.

Sincerely,

James M. Seneff, Jr.	Curtis B. McWilliams
Chairman	President and Chief Executive Officer

TRUSTREET PROPERTIES, INC.

450 South Orange Avenue

Orlando, Florida 32801

Notice of 2005 Annual Meeting of Stockholders and Proxy Statement

Annual Meeting to be Held June 23, 2005

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Trustreet Properties, Inc. (the “Company”) will be held at 10:00 a.m. local time, on June 23, 2005, at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida, for the following purposes:

1.	To elect nine directors; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 29, 2005, will be entitled to notice of, and to vote at, the annual meeting or at any adjournment thereof.

Stockholders are cordially invited to attend the meeting in person. All stockholders, whether or not they plan to attend the meeting, are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. You may also grant your proxy by telephone (1-800-Proxies, or 1-800-776-9437) or Internet (http:/www.voteproxy.com) by following the instructions on the proxy card. It is important that your shares be voted. By voting your proxy promptly, you can help the Company avoid additional expenses to ensure a quorum is met so the meeting can be held. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

Steven D. Shackelford

Secretary

April 29, 2005

Orlando, Florida

TRUSTREET PROPERTIES, INC.

450 South Orange Avenue

Orlando, Florida 32801

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 23, 2005

This proxy statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders and letter to stockholders are first being mailed to holders of Company common stock, par value $0.001 per share, on or about May 5, 2005, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company, sometimes referred to in this Proxy Statement as the “Board.” Solicited proxies will be exercised at the Annual Meeting of Stockholders to be held at 450 South Orange Avenue, Orlando, Florida 32801 on Thursday, June 23, 2005 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on April 29, 2005, the record date, will be entitled to vote at the annual meeting.

ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote to elect nine directors to a one-year term on the Board and to transact such other business as may properly come before the meeting or any adjournment thereof. The Board does not know of any other matter that is to come before the meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

Why Am I Receiving These Materials?

We sent you these proxy materials because our Board is requesting that you allow your shares of common stock to be represented at the meeting by the proxies named in the enclosed proxy card (or, if you receive this document electronically, the accompanying proxy instructions). This Proxy Statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares.

Solicitation of proxies will be primarily by mail. However, directors, officers and other employees of the Company also may solicit proxies for no additional compensation by telephone or telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. In addition, the Company has retained D.F. King & Co. Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies if needed for a $6,500 fee plus reimbursement of reasonable out-of-pocket costs and expenses. The Company has agreed to indemnify D.F. King & Co. Inc. against certain liabilities that it may incur arising out of any services it provides in connection with the annual meeting.

Who is Entitled to Vote?

You will be entitled to vote your shares on any of the proposals if you held your shares as of the close of business on April 29, 2005, the record date. The common stock constitutes the only class of capital stock of the Company issued and outstanding that is entitled to vote at the meeting. Each of the shares outstanding on that date is entitled to one vote on the proposals. As of the record date, a total of 57,906,058 shares of common stock were outstanding and entitled to vote.

How Are Votes Counted?

Votes cast by proxy or in person will be counted by an individual appointed by the Company to act as inspector for the meeting. For purposes of the proposal to elect directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote on such proposal. In electing directors, if you indicate “withhold authority to vote” for a particular nominee by entering the number of any nominee (as designated on the proxy card) below the pertinent instruction on the proxy card, your vote will not count either for or against the nominee. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owners of the stock but are not permitted to vote on non-routine matters. The missing votes on non-routine matters are deemed to be “broker non-votes.” The election inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum.

What is Required to Hold the Meeting?

The presence at the meeting in person or by proxy of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum permitting business to be conducted at the meeting. If a quorum is not present or represented at the meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. If you have returned valid proxy instructions or attend the meeting and vote in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting on any or all matters introduced at the meeting.

What Vote is Required?

Each share of common stock may be voted to elect up to nine individuals (the number of directors to be elected) as directors of the Company. To be elected, each nominee for director must receive a plurality of the votes cast by the shares of common stock entitled to vote at a meeting at which a quorum is present. If you indicate “withhold authority to vote” for a particular nominee by entering the number of any nominee (as designated on the proxy card) below the pertinent instruction on the proxy card, your vote will not count either for or against the nominee. It is intended that, unless authorization to vote for one or more nominees for directors is withheld, proxies will be voted FOR the election of all of the nominees named in this Proxy Statement.

How Do I Vote?

If you complete and properly sign and mail the accompanying proxy card, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

If you are a registered stockholder, you may vote by telephone (1-800-Proxies, or 1-800-776-9437), or electronically through the Internet (http://www.voteproxy.com), by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified on a proxy that is received, the proxy will be voted “FOR” each proposal set forth in this proxy statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company that the proxy is revoked, (2) by delivery, at the annual meeting or otherwise, of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the annual meeting and voting in person.

What are the Board’s Recommendations?

If no instructions are indicated on your valid proxy, the representatives holding proxies will vote in accordance with the recommendations of the Board. The Board unanimously recommends a vote:

•	FOR the election of each of the nominees for director.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the representatives holding proxies will vote as recommended by the Board, or if no recommendation is given, in their own discretion.

Can I Revoke or Change My Proxy?

Yes, you may change or revoke your proxy at any time before the meeting:

•	by delivery of a written statement to the Secretary of the Company that the proxy is revoked;

•	by delivery, at the annual meeting or otherwise, of a subsequent proxy executed by the person executing the prior proxy; or

•	by attendance at the annual meeting and voting in person.

The powers of the proxy holders will be suspended if you attend the meeting in person and so request, but attendance at the meeting will not by itself revoke a previously granted proxy.

How Do I Discontinue Receiving Duplicate Copies of Annual Reports?

Our 2004 Annual Report and financial statements have been mailed to stockholders with this Proxy Statement. If you share an address with any of our other stockholders, your household might receive only one copy of these documents. To request individual copies for each stockholder in your household, or to ask that only one set of the documents be mailed to your household, please contact your bank, broker or other nominee or, if you are a stockholder of record, please call our transfer agent, American Stock Transfer & Trust, toll-free at (877) 681-8027.

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US

GOVERNANCE OF THE COMPANY

Board of Directors

We are currently managed by a nine-member Board of Directors consisting of Messrs. Bourne, Dawson, Hostetter, Huseman, Kropp, Kruse, McWilliams, Seneff and Stetson. Mr. Seneff serves as Chairman. During the year ending December 31, 2004, the Board consisted of David M. West, Len W. Allen, Jr., G. Steven Dawson, John C. Deterding, Robert Gidel, James H. Kropp and Robert J. Stetson. On February 25, 2005, the Company completed the transactions contemplated by that definitive merger agreement entered into on August 9, 2004 (the “Merger Agreement”), between the Company and CNL Restaurant Properties, Inc., a Maryland corporation (“CNLRP”), whereby CNLRP was merged with and into the Company (the “Merger”), and the name of the Company was changed to Trustreet Properties, Inc. Pursuant to the transactions contemplated by the Merger Agreement, the

Board, prior to the Merger, was expanded to thirteen (13) directors. In conjunction with the expansion, Messrs. Seneff, Bourne, Hostetter, Huseman, Kruse and McWilliams were appointed as directors by the Board. Following such appointment, Messrs. Allen, Deterding, Gidel and West resigned from the Board, effective at the effective time of the Merger. Messrs. Hostetter, Huseman and Kruse were all independent directors of CNLRP, and remain independent directors of the Company. Messrs. Dawson and Kropp are previous independent directors of the Company’s Board who remain independent directors of the Company’s Board. Messrs. Bourne and Seneff were directors of CNLRP, and Mr. McWilliams was the chief executive officer of CNLRP.

Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Board members also have complete access to the Company’s management team and the independent auditors. The Board and each of the key committees—Audit, Compensation and Human Talent, Nominating and Corporate Governance—also have authority to retain, at the Company’s expense, outside counsel, consultants or other advisors in the performance of their duties. Our corporate governance guidelines and the rules and regulations of the New York Stock Exchange, which we refer to as the NYSE listing standards, each require that a majority of our Board of Directors be “independent directors,” as defined in the NYSE listing standards.

Corporate Governance Guidelines

The Company is dedicated to establishing and maintaining the highest standards of corporate governance. The Board has implemented many corporate governance measures designed to serve the long-term interests of our stockholders and further align the interests of management with our stockholders. The Board has adopted a set of corporate governance guidelines, which, along with the written charters for our Board committees described below, provide the framework for the Board’s governance of the Company. Our corporate governance guidelines are available both on our website at http://www.trustreet.com and in print to any stockholder who requests it.

Executive Sessions

Pursuant to the Company’s Corporate Governance Guidelines, the non-management directors meet in separate executive sessions at least two times a year. Pursuant to our corporate governance guidelines, the lead independent director presides at all executive sessions of the Board of Directors.

Contacting the Board

The Board has adopted a process whereby our stockholders can send communications to our directors. Any stockholder wishing to communicate directly with one or more directors may do so in writing addressed to the director or directors, c/o Trustreet Properties, Inc., 450 South Orange Avenue, Orlando, Florida 32801. All correspondence will be reviewed by the Company and forwarded directly to the addressee.

Code of Business Conduct

Our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officers, are governed by our code of business conduct. The purpose of the Code of Business Conduct is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company, and to promote compliance with all applicable rules and regulations that apply to the Company and its officers, directors and employees.

Our code of business conduct is available on our website at http://www.trustreet.com and in print to any stockholder who requests it. If the Board amends or waives any provision of the Code of Business Conduct that apply to our directors, executive officers or employees, it will post such amendment or waiver to our website promptly following the date of the amendment or waiver.

PROPOSAL I

ELECTION OF DIRECTORS

Nominees

The persons named below have been nominated by the Board for election as directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and qualified. The table sets forth each nominee’s name, age, principal occupation or employment during at least the last five years and directorships in other public corporations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES

DESCRIBED BELOW FOR ELECTION AS DIRECTORS

Name and Age	Background
Robert A. Bourne, 57	Mr. Bourne is a Director and Vice Chairman of the Board of the Company and had served as a Director and Vice Chairman of the Board of CNLRP since May 1994. Mr. Bourne served as President of CNLRP from 1994 through February 1999. He also served as Treasurer from February 1999 through August 1999 and from May 1994 through December 1994. Mr. Bourne serves as Treasurer of CNL Hotels and Resorts, Inc., a public, unlisted real estate investment trust, and as a Director, President and Treasurer of CNL Hospitality Corp., its external advisor. In addition, Mr. Bourne serves as Director and Treasurer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, and as a Director and Treasurer of its external advisor, CNL Retirement Corp. Mr. Bourne also serves as a Director of CNL Bank, an independent, state-chartered commercial bank. Prior to his retirement in March 2005, Mr. Bourne served as a Director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996 of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has participated as a general partner or co-venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and leasing of restaurants, office buildings, apartment complexes, hotels, and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of Tax Manager in 1975.

G. Steven Dawson, 47	Mr. Dawson has served as a Director of the Company since 2000 and served as chairman of the Audit Committee prior to the Merger. From 1990 until 2003, Mr. Dawson was the chief financial officer of Camden Property Trust (NYSE: CPT) or its predecessors, a large multifamily real estate investment trust, or REIT, based in Houston. He is currently a private investor who serves on the boards of five other real estate investment trusts: American Campus Communities, Inc. (NYSE: ACC), an Austin-based student housing company (audit committee chairman, compensation committee); AmREIT (AMEX: AMY), a Houston-based developer and owner of single-and multi-tenant retail properties (audit committee chairman, lead outside director, compensation committee chairman); Desert Capital REIT, Inc., a public, non-listed mortgage real estate investment trust based in Las Vegas (audit committee chairman); Medical Properties

Name and Age	Background
Trust, a Birmingham-based medical property real estate investment trust which has filed an S-11 in anticipation of its initial public offering (audit committee chairman, compensation committee); and Sunset Financial Resources, Inc. (NYSE: SFO), a Jacksonville, FL-based mortgage real estate investment trust (compensation committee). Since 1980, Mr. Dawson has served in various capacities with companies involved in the development, acquisition, financing, and management of commercial real estate, including land, office buildings, retail, apartments, student housing, restaurants, healthcare, and industrial facilities located on airports throughout the United States and internationally.

G. Richard Hostetter, Esq., 65	Mr. Hostetter is a Director of the Company and had served as an Independent Director of CNLRP since March 1995. Since September 1999, he has been a principle of Century Capital Markets, LLC, a structured finance firm engaged as exclusive advisor to two commercial paper conduits. From 1989 through 1998, Mr. Hostetter served as President and General Counsel of Mills, Ragland & Hostetter, Inc., the corporate general partner of MRH, L.P., a holding company involved in corporate acquisitions, in which he also was a general and limited partner. Since January 1999, he has served as President of MRH, Inc., the successor to Mills, Ragland & Hostetter, Inc. Mr. Hostetter was associated with the law firm of Miller and Martin of Chattanooga, Tennessee from 1966 through 1989, the last ten years of such association as a senior partner. As a lawyer, he served for more than 20 years as counsel for various corporate real estate groups, fast-food companies and public companies, resulting in his extensive participation in transactions involving the sale, lease, and sale/leaseback of restaurant units. Mr. Hostetter is licensed to practice law in Tennessee and Georgia, although currently inactive.

Richard C. Huseman, 66	Dr. Huseman is a Director of the Company and had served as an Independent Director of CNLRP since March 1995. He is a professor in the College of Business Administration of the University of Central Florida, for which he also served as the Dean of the College of Business Administration from 1990 to 1995. Dr. Huseman also serves as Chief Executive Officer and President of Executive Development and Education, Inc., a firm that focuses on leadership development and employee performance. Dr. Huseman has served as a consultant in the area of managerial strategies to a number of Fortune 500 corporations, including IBM, AT&T, Mobil, Exxon-Mobil, and 3M, as well as to several branches of the U.S. government, including the U.S. Department of Health and Human Services, the U.S. Department of Justice and the U.S. Marine Corps.

James H. Kropp, 56	Mr. Kropp is a Director of the Company and, prior to the Merger, served as Chairman of the Company’s Special Committee as well as on its Compensation and Nominating and Corporate Governance committees. He is portfolio manager for the Realty Enterprise Funds, long-term strategic investors in small cap and startup real estate investment trusts since 1998. In addition, Mr. Kropp serves as a Director of Madison Park Real Estate Investment Trust, a non-public real estate investment trust (“REIT”), and Director and Chairman of the Compensation Committee of PS Business Parks, Inc., a public REIT traded on the American Stock Exchange. Mr. Kropp was employed at Christopher Weil & Company, Inc. (“CWC”) from

Name and Age	Background
1994 to 2004 and served as Director of Investment Management and Banking and then as Managing Director. From 1994 to 2000, CWC performed a number of investment banking assignments for the Company but none from the time Mr. Kropp began serving as a Director of the Company. Mr. Kropp started his career on the audit staff of Arthur Young & Company (now Ernst & Young) in New York from 1973 to 1980. He then served as chief accounting officer and then chief financial officer of Morgan Stanley Realty Inc. as well as chief financial officer of Harlon-East Properties Inc., a privately-held real estate developer.

J. Joseph Kruse, 72	Mr. Kruse is a Director of the Company and had served as an Independent Director of CNLRP since March 1995, and currently serves as lead independent director. He has been President and Chief Executive Officer of Kruse & Co., Inc., a merchant banking company engaged in real estate, since 1993. Mr. Kruse also serves as Chairman of Topsider Building Systems. Formerly, Mr. Kruse was a Senior Vice President with Textron, Inc. for twenty years, and then became a partner and served as Senior Vice President at G. William Miller & Co., a firm founded by a former Chairman of the Federal Reserve Board and the Secretary of the Treasury of the United States. Mr. Kruse did evaluations of commercial real estate and retail shopping mall projects and continues to be a partner and serve as Senior Advisor to the firm. He also serves presently as a Senior Advisor to Process Sensors Corporation, Blue Water Venture Capital, and to Air Ambulance Network.

Curtis B. McWilliams, 49	Mr. McWilliams is a Director of the Company as well as the President and Chief Executive Officer. He had served as President of CNLRP since May of 2001 and Chief Executive Officer of CNLRP since September 2003. He previously served as co-Chief Executive Officer of CNLRP from December 2000 to September 2003. Mr. McWilliams has also served as President and Chief Executive Officer of CNL Franchise Network Corp, a wholly owned subsidiary of CNLRP, since August 2002. From September 1983 through March 1997, Mr. McWilliams was employed by Merrill Lynch & Co. The majority of his career at Merrill Lynch & Co. was in the Investment Banking division where he served as a Managing Director.

James M. Seneff, Jr., 58	Mr. Seneff is a Director and Chairman of the Board and served as a Director of CNLRP since its inception in May 1994. Mr. Seneff had also served as Chairman of the Board of CNLRP since 1994, and as Chief Executive Officer of CNLRP from 1994 through August 1999 and as co-Chief Executive Officer from December 2000 to August 2003. Since June 1996, Mr. Seneff has served on the Board of Directors and as Chairman of CNL Hotels and Resorts, Inc., a public, unlisted real estate investment trust. Mr. Seneff also served as the Chief Executive Officer of CNL Hotels and Resorts, Inc. from June 1996 through February 13, 2003, and he served as co-Chief Executive Officer from February 14, 2003 through May 1, 2003. Mr. Seneff is a Director, Chairman of the Board of Directors and Co-Chief Executive Officer of its external advisor. Mr. Seneff also serves as a Director and Chairman of the Board of Directors of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Retirement Corp., its external advisor. Mr. Seneff also serves as a Director and Chairman of the Board of CNL Income Properties, Inc., a

Name and Age	Background
public, unlisted corporation that intends to qualify as a real estate investment trust, as well as CNL Income Corp., its external advisor. From June 1992 to March 2005, Mr. Seneff had been Chairman of the Board of Commercial Net Lease Realty, Inc. and served as Chief Executive Officer from July 1992 until February 2004. Mr. Seneff serves as the Chairman of the Board of Directors of CNLBank, an independent, state-chartered commercial bank. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects throughout the United States. Mr. Seneff previously served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which oversees the $40 billion Florida state retirement plan.

Robert J. Stetson, 54	Mr. Stetson is a Director of the Company and, prior to the Merger, was a member of the Executive Committee and had served as its Chief Executive Officer since June 2001. He served as the Chief Executive Officer and President of the Company from its formation in January 1997 until October 1999. From May 1994 until December 2000, Mr. Stetson also served as President and a Director of QSV Restaurant Properties, Inc., the former general partner of U.S. Restaurant Properties Master L. P., the predecessor to the Company, and, until October 1999, was also Chief Executive Officer of QSV Restaurant Properties, Inc. From 1987 until 1992, Mr. Stetson served as the Chief Financial Officer and later President-Retail Division of Burger King Corporation and Chief Financial Officer and later Chief Executive Officer of Pearle Vision. As Chief Financial Officer of Burger King Corporation, Mr. Stetson was responsible for managing more than 950 restaurants that Burger King Corporation leased to tenants. Prior to 1987, Mr. Stetson served in several positions with PepsiCo Inc. and its subsidiaries, including Chief Financial Officer of Pizza Hut, Inc.

In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote FOR the election of such other person in the place of such nominee(s) for the office of director as the Board may recommend.

Independence of Directors

The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that Messrs. Dawson, Kropp, Hostetter, Huseman and Kruse, representing a majority of our Board, qualify as independent directors. The Governance and Nominating Committee made its recommendation based on information furnished by all directors regarding their relationships with the Company and research conducted by management. In addition, the Governance and Nominating Committee consulted with the Company’s counsel to ensure that its recommendation would be consistent with all relevant securities laws and regulations as well as the NYSE listing standards.

Meetings of the Board

The Board of Directors met six times in the fiscal year ended December 31, 2004. During fiscal year 2004, each of Messrs. Dawson, Kropp and Stetson attended 100% of the meetings of (i) the Board and (ii) the committees of the Board that each was eligible to attend. Our corporate governance guidelines provide that it is the responsibility of individual directors to make themselves available to attend scheduled and special Board meetings on a consistent basis. All of the directors as of the date of the 2004 annual meeting of the Company’s stockholders were in attendance for the 2004 annual meeting. In addition, non-management members of the Board met in executive session four times in the fiscal year ended December 31, 2004.

Audit Committee

General. The Board has established an Audit Committee which is governed by a written charter, the current copy of which is available both on our website at http://www.trustreet.com and in print to any stockholder who requests it. Among the duties, powers and responsibilities of the Audit Committee as provided in its charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of independent public accountants;

•	reviews with the independent accountants the plans and results of the audit engagement;

•	pre-approves all audit services and permitted non-audit services provided by the independent public accountants;

•	reviews the independence of the independent public accountants;

•	reviews the adequacy of our internal control over financial reporting; and

•	reviews accounting, auditing and financial reporting matters with our independent accountants and management.

Independence, Meetings and Composition. The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, which we refer to as the Exchange Act, and the NYSE listing standards. During the year ended December 31, 2004, the Audit Committee met six times and consisted of Messrs. Dawson, Deterding and Gidel. On February 25, 2005, in connection with the Merger, these members resigned and the Board adopted a new charter for the committee and appointed its current members, Messrs. Kruse, Kropp and Huseman, with Mr. Kruse serving as Chairman. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Audit Committee meet the audit committee composition requirements of the Exchange Act and the NYSE listing standards and that Mr. Kropp qualifies as an “audit committee financial expert” as that term is defined in the Exchange Act.

Governance and Nominating Committee

General. The Board has established a Governance and Nominating Committee, which is governed by a written charter, the current copy of which is available on our website at http://www.trustreet.com and in print to any stockholder who requests it. As provided in the Governance and Nominating Committee charter, the Governance and Nominating Committee:

•	identifies and recommends to the Board individuals to stand for election and reelection to the Board at our annual meeting of stockholders and to fill vacancies that may arise from time to time;

•	develops and makes recommendations to the Board for the creation and ongoing review and revision of, a set of effective corporate governance principles that promote our competent and ethical operation and a policy governing ethical business conduct of our employees and directors; and

•	makes recommendations to the Board as to the membership of committees of the Board.

Selection of Director Nominees. Our corporate governance guidelines provide that the Governance and Nominating Committee will endeavor to identify individuals to serve on the Board who have expertise that is useful to us and complimentary to the background, skills and experience of other Board members. The Governance and Nominating Committee’s assessment of the composition of the Board includes (a)

skills—business and management experience, real estate experience, accounting experience, finance and capital markets experience, and an understanding of corporate governance regulations and public policy matters, (b) character—ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) composition—diversity, age and public company experience. The principal qualification for a director is the ability to act in the best interests of the Company and its stockholders. Each of the candidates for director named in this proxy statement have been recommended by the Governance and Nominating Committee and approved by the Board of Directors for inclusion on the attached proxy card.

The Governance and Nominating Committee also considers director nominees recommended by stockholders. See the section of this proxy statement entitled “PROPOSALS FOR NEXT ANNUAL MEETING” for a description of how stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so. The Governance and Nominating Committee evaluates director candidates recommended by stockholders in the same manner as it evaluates director candidates recommended by our directors, management or employees.

Independence, Meetings and Composition. The NYSE listing standards require that the Governance and Nominating Committee consist solely of independent directors. During the year ended December 31, 2004, the committee met two times and consisted of Messrs. Deterding, Gidel and Kropp. On February 25, 2005, in connection with the Merger, these members resigned and the Board adopted a new charter for the committee and appointed its current members, Messrs. Hostetter, Kruse and Dawson, with Mr. Hostetter serving as Chairman. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Governance and Nominating Committee are “independent” as that term is defined in the NYSE listing standards.

Compensation and Human Talent Committee

General. The Board of Directors has established a Compensation and Human Talent Committee, which is governed by a written charter, a copy of which is available both on our website at http://www.trustreet.com and in print to any stockholder who requests it. The Compensation and Human Talent Committee is responsible for:

•	approving and evaluating the compensation plans, policies and programs for our executive officers and directors;

•	approving all awards to any employees and directors under our equity incentive plan; and

•	overseeing the Company’s Work Place of Choice Committee.

Independence, Meetings and Composition. The NYSE listing standards require that the Compensation and Human Talent Committee consist solely of independent directors. During the year ended December 31, 2004, the Compensation and Human Talent Committee met once and consisted of Messrs. Gidel, Kropp and West. On February 25, 2005, in connection with the Merger, these members resigned and the Board adopted a new charter for the committee and appointed its current members, Messrs. Huseman, Kruse, Hostetter, Kropp and Dawson, with Mr. Huseman serving as Chairman. The Board of Directors, upon the unanimous recommendation of the Governance and Nominating Committee, has determined that all current members of the Compensation and Human Talent Committee are “independent” as that term is defined in the NYSE listing standards.

Compensation of Directors

During the year ended December 31, 2004, the Company paid each non-employee director a $14,000 annual retainer fee. Each committee chairman received an additional $6,000 per annum. Directors who were employees of the Company were not paid any director’s fees. Directors also received $1,000 for each Board or Committee meeting physically attended and $250 for telephonic attendance. Each of the directors who is not an employee of the Company also received 1,000 shares of restricted stock upon his election or re-election to the Board. These restricted shares vest 25% at the end of each calendar quarter thereafter, commencing with the first calendar quarter following the date of grant. In addition, the Audit Committee Chairman received an additional $5,000, payable in shares of Company common stock. The Company was also authorized to reimburse all directors for their travel expenses incurred in connection with attending meetings and their activities on behalf of the Company. In addition, $25,000 was paid to Mr. Kropp and $15,000 was paid to Mr. Dawson in 2004 in connection with their work on the Merger and compliance with the Sarbanes-Oxley Act of 2002, respectively.

On February 25, 2005, in connection with the Merger, the Board adopted a new compensation structure for our directors. The Company will pay each non-employee director a $25,000 annual retainer fee. Directors who are employees of the Company will not be paid any director’s fees. Directors also will received $1,500 for each Board meeting physically attended, $1,000 for each Board meeting attended via telephone and $1,000 for each Committee meeting attended. Each director also received 2,516 shares of restricted stock on March 17, 2005. These restricted shares vest fully on the first anniversary of the date of grant. In addition, the Audit Committee Chairman will receive an additional $10,000 retainer fee, the Compensation and Human Talent Committee Chairman will receive an additional $7,500 retainer fee and the Governance and Nominating Committee Chairman will receive an additional $6,000 retainer fee. The Company is also authorized to reimburse all directors for their travel expenses incurred in connection with attending meetings and their activities on behalf of the Company.

Executive Officers

During the year ended December 31, 2004, the Company’s executive officers consisted of Mr. Stetson as Chief Executive Officer, Harry O. Davis as Chief Operating Officer and Stacy M. Riffe as Chief Financial Officer. On February 25, 2005, in connection with the Merger, these officers resigned and the Board appointed its current officers, all of whom were previously officers of CNLRP and each of whom were elected to serve until his or her successor has been elected and qualified. Set forth below is the name of each executive officer of the Company, the principal positions and offices he or she holds with the Company and a brief description of that person’s business experience during the past five years:

Name	Title
James M. Seneff, Jr.	Chairman
Robert A. Bourne	Vice Chairman of the Board
Curtis B. McWilliams	President and Chief Executive Officer
Steven D. Shackelford	Chief Financial Officer, Executive Vice President, Chief Operating Officer and Secretary
Michael T. Shepardson	Executive Vice President
T. Glenn Kindred, Jr.	Senior Vice President
Robert E. Lawless	Senior Vice President and Treasurer

The backgrounds of Messrs. Seneff, Bourne and McWilliams are described at “PROPOSAL I—ELECTION OF DIRECTORS—Nominees.”

Steven D. Shackelford, 41

Mr. Shackelford is Chief Financial Officer, Executive Vice President, Chief Operating Officer and Secretary of the Company. He had served as Executive Vice President and Chief Operating Officer of CNLRP since September 2003. Mr. Shackelford had also served as Chief Financial Officer of CNLRP since January 1997. He served as Senior Vice President of CNLRP from January 1997 until July 2000, when he was promoted to Executive Vice President. He also served as Secretary and Treasurer of CNLRP since September 1999 and served as Chief Financial Officer of CNLRP’s advisor from September 1996 until its merger into a subsidiary of CNLRP in September 1999. From March 1995 to July 1996, Mr. Shackelford was a senior manager in the national office of Price Waterhouse where he was responsible for advising foreign clients seeking to raise capital by gaining access to capital markets located in the United States. From August 1992 to March 1995, he was a manager in the Paris, France office of Price Waterhouse, serving several multi-national clients. Mr. Shackelford was an audit staff and senior from 1986 to 1992 in the Orlando, Florida office of Price Waterhouse. Mr. Shackelford is a certified public accountant.

Michael T. Shepardson, 44

Mr. Shepardson is an Executive Vice President of the Company. He had served as Executive Vice President of CNL Franchise Network Corp. beginning in June 2000. He has served as President of CNL Advisory Services, Inc., a wholly owned subsidiary of the Company, since September 1998. Prior to joining CNLRP, Mr. Shepardson was, from June 1995 to September 1998, Managing Director, Corporate Finance for CMC, Ltd., a financial and marketing boutique in the promotional products and direct marketing sectors. He also served in a number of capacities, most recently as Senior Vice President and Senior Lender for SunTrust Bank.

T. Glenn Kindred, 38

Mr. Kindred is Senior Vice President of the Company. He had served as Senior Vice President of Asset Management and Vice President and Underwriting Manager of CNLRP where he was responsible for managing property management and dispositions as well as evaluating the structure and credit worthiness of all acquisitions by the company. Prior to joining CNLRP, Mr. Kindred worked in commercial real estate acquisition and underwriting roles for several national banks and for a top tier Wall Street investment bank. With nearly fifteen years of experience in commercial real estate management and finance, Mr. Kindred holds the Certified Commercial Investment Member (CCIM) designation and is a licensed real estate broker.

Robert E. Lawless, 38

Robert E. Lawless is a Senior Vice President and Treasurer of the Company. He had served as senior vice president for CNLRP, overseeing the treasury, capital markets, and finance departments. He is responsible for the budgeting and forecasting processes, treasury operations, investor reporting and relations, and capital markets related activities. Mr. Lawless joined CNLRP in early 1998 and was Senior Treasury Manager until June 1999. From July 1999 until May 2000, Mr. Lawless served first as Assistant Treasurer and then Director of Capital Markets & Treasury for CNLRP. Prior to joining CNLRP, Mr. Lawless worked as an assistant controller for an architectural & engineering firm, an equity/fixed income analyst for a global fixed asset management firm and a treasury associate for a bank. Mr. Lawless is a Chartered Financial Analyst (CFA) and a Certified Treasury Professional (CTP).

Executive Compensation

The following table sets forth the annual and long-term compensation earned by the Company’s Chief Executive Officer and the next most highly compensated officers for services rendered in all capacities during the fiscal years ended December 31, 2004, 2003 and 2002.

	Annual Compensation					Long-Term Compensation Awards	All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Securities Underlying Options (#)
Robert J. Stetson Chief Executive Officer, Director	2004 2003 2002	259,616 250,000 245,192	100,000 400,000 100,000		— — —	— — —		— — —

Harry O. Davis Chief Operating Officer	2004 2003 2002	151,808 127,308 107,610	42,000 55,800 30,000	(1)	— — —	— — 15,000		— — —

Stacy M. Riffe (2) Chief Financial Officer	2004 2003 2002	181,077 158,115 25,962	94,000 76,780 10,000	(3)	— — —	— — —	$	— 20,000 —	(4)

(1)	Consists of $43,600 in cash and 663 shares of common stock.
(2)	Ms. Riffe was appointed as Chief Financial Officer in October 2002.
(3)	Consists of $40,000 in cash and 2,000 shares of common stock.
(4)	Represents a cash payment resulting from a delay in issuing options.

Option Grants

No options were granted to executive officers during the fiscal year ended December 31, 2004 under the Company’s Flexible Incentive Plan that the Company’s stockholders approved in 1997 and amended in 1998.

Option Exercises and Year-End Option Values

The following table sets forth certain information concerning option exercises during the 2004 fiscal year and the value of the unexercised options at December 31, 2004 held by the Company’s executive officers at such time.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

	Shares Acquired On Exercise (#)	Realized Value ($)		Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised in-the- Money Options/SARs at Fiscal Year-End(2)
Name				Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Robert J. Stetson	—	—		—	—	—	—
Harry O. Davis	10,000	32,100	(1)	10,000	—	50,600	—
Stacy M. Riffe	—	—		20,000	—	101,200	—

(1)	The fair market value on August 26, 2004 of the Company common stock underlying the options was $16.21 per share.
(2)	The fair market value on December 31, 2004 of the Company common stock underlying the options was $18.06 per share.

Executive Employment Contracts

The Company entered into an employment agreement with Mr. Stetson as of July 1, 2003. This agreement provides for a minimum salary of $250,000 per year, as well as a bonus of up to $100,000 which is payable based on the attainment of specific goals. The agreement also provides for the immediate vesting of the 15,000 shares of restricted stock granted to Mr. Stetson thereunder (which otherwise vest on July 1, 2005) if certain situations occur such as termination without cause or a change in control of the Company. On February 25, 2005, in connection with the Merger, Mr. Stetson resigned as an officer of the Company, terminating his employment agreement. Under the terms of his employment contract, Mr. Stetson’s resignation resulted from a change of control of the Company.

The Company entered into severance agreements with Mr. Davis and Ms. Riffe as of January 1, 2004. These agreements, which each have an initial term of five years, provided for severance payments if certain situations occur such as termination without cause or a change in control of the Company. If a change in control of the Company occurred, each of Mr. Davis and Ms. Riffe would be entitled to receive a payment equal to half their salary at such time. In addition, if either Mr. Davis or Ms. Riffe were terminated following a change in control (other than for cause), he or she would be entitled to an additional payment equal to one times his or her salary at such time. If at any time, either Mr. Davis or Ms. Riffe were terminated (other than following a change in control) other than for cause, he or she would be entitled to a severance payment equal to three-quarters his or her salary at such time. On February 25, 2005, in connection with the Merger, Mr. Davis and Ms. Riffe resigned as officers of the Company. Under the terms of their severance agreements, their resignations resulted from a change of control of the Company.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 regarding equity compensation plans approved by the stockholders and equity compensation plans that were not approved by the stockholders. The only equity compensation plan that the Company maintains is its Flexible Incentive Plan, which was approved by the Company’s stockholders. Set forth below is certain information as of December 31, 2004 with respect to that plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	87,000	14.95	434,636
Equity compensation plans not approved by security holders	—	—	—
Total	87,000	14.95	434,636

There are no other options, warrants or other rights to purchase securities of the Company, other than options to purchase common stock under the Company’s Flexible Incentive Plan.

COMPENSATION AND HUMAN TALENT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act except to the extent that the Company incorporated it by specific reference.

The Compensation and Human Talent Committee is comprised of Messrs. Huseman, Kruse, Hostetter, Kropp and Dawson, with Mr. Huseman serving as chairman. Members of the committee, all of whom must be independent directors of the Company are selected each year by the full Board. The Compensation and Human Talent Committee determines compensation for the Company’s executive officers, reviews and approves management’s recommendations for the annual salaries of all the Company officers and administers any stock incentive or other compensation plans adopted by the Company, including the Company’s Flexible Incentive Plan. The Compensation and Human Talent Committee currently operates under a written charter adopted by the Board of Directors in March 2005, a copy of which is available both on the Company’s website at http://www.trustreet.com and in print to any stockholder who requests it.

The Company’s primary business objective is to maximize stockholder value over the long term. The Compensation and Human Talent Committee believes that the Company’s compensation package must be structured in a manner that will help the Company attract and retain qualified executives and will align compensation of such executives with the interests of stockholders. The compensation package currently consists of salary, bonus and long-term compensation in the form of stock options, stock appreciation rights or restricted stock issued pursuant to the Flexible Incentive Plan.

Salary and Bonus

Salary and bonus are determined by the Compensation and Human Talent Committee using a subjective evaluation process. In making determinations of salary and bonus for particular officers, including the Chief Executive Officer, the Compensation and Human Talent Committee considers the general performance of the Company, the officer’s position, level and scope of responsibility, the officer’s anticipated performance and contributions to the Company’s achievement of its long-term goals, and the salary and bonus for the officer recommended by management.

As part of its overall compensation philosophy, the Compensation and Human Talent Committee has determined appropriate target levels for base salary, annual incentives, long-term compensation, and total compensation. In general, the Compensation and Human Talent Committee has determined that total compensation should be targeted at the 50th percentile of the market but individual pay determinations will be based on individual responsibilities and contributions. To the extent the Compensation and Human Talent Committee determines that individual compensation levels fall below the targeted levels, the Committee will adjust these compensation levels as appropriate.

Long-Term Incentive Compensation

The Board of Directors and the stockholders approved the Flexible Incentive Plan as the principal means of providing long-term incentives. The Compensation and Human Talent Committee believes that the use of equity incentives aligns the interest of executive officers with those of stockholders and promotes long-term stockholder value better than does cash alone. The Flexible Incentive Plan provides for grants of stock options, stock appreciation rights and restricted stock to key employees, directors and officers of the Company. The Compensation and Human Talent Committee administers the Flexible Incentive Plan and determines the participants who receive awards, the terms of the awards, the schedule for exercisability or nonforfeitability, the time and conditions for expiration of the awards, and the form of payment upon exercise. The Compensation and

Human Talent Committee may make determinations under the Flexible Incentive Plan that are not uniform as to the participants and that do not consider whether possible participants are similarly situated.

CEO Performance Evaluation

For 2004, the Company paid Mr. Stetson $259,616 in base compensation. The Compensation and Human Talent Committee considered this level of payment appropriate in light of Mr. Stetson’s responsibilities and the Company’s performance. Also, Mr. Stetson was awarded a bonus of $100,000 for achieving performance goals pre-established by the Compensation and Human Talent Committee.

Tax Consideration

The Compensation and Human Talent Committee is aware of the tax law which makes certain (non-performance based) compensation to certain executive officers in excess of $1,000,000 non-deductible to the Company. While none of the executive officers currently receives performance-based compensation at or near the $1,000,000 maximum, the Compensation and Human Talent Committee has carefully considered the impact of these tax provisions and has taken steps which are designed to minimize their future effect, if any.

Compensation and Human Talent Committee

Richard C. Huseman

J. Joseph Kruse

G. Richard Hostetter

James H. Kropp

G. Steven Dawson

Compensation and Human Talent Committee Interlocks and Insider Participation

Currently, Messrs. Huseman, Kruse, Hostetter, Kropp and Dawson are not officers or employees of the Company or any of its subsidiaries.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company common stock with the cumulative total return of the S&P 500 Index, the Russell 2000 Index and the National Association of Real Estate Investment Trusts All Equity REIT Index, assuming the investment of $100 on December 31, 1999 and the reinvestment of dividends. In future years the Company will omit the SNL All Equity REITs Index from the cumulative total return comparison, as the information it provides is duplicative of that provided by the NAREIT All REIT Index. Information for the SNL All Equity REITs index is provided below in order to permit comparison with the Company’s cumulative total return as of December 31, 2004.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Trustreet Properties, Inc.	100.00	79.67	131.02	138.99	183.24	209.93
S&P 500*	100.00	91.20	80.42	62.64	80.62	89.47
Russell 2000	100.00	96.98	99.39	79.03	116.38	137.71
NAREIT All Equity REIT Index	100.00	126.37	143.97	149.47	204.98	269.70
SNL All Equity REITS Index	100.00	125.89	143.27	148.93	204.77	270.11

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005. Used with permission. All rights reserved. crsp.com.

Source : SNL Financial LC, Charlottesville, VA (434) 977-1600

© 2005

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act, except to the extent that the Company incorporates it by specific reference.

Duties, Powers and Responsibilities. Management is responsible for the Company’s financial statements, internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is governed by a charter, which is attached to this Proxy Statement as Annex A and is also available both on our website at http://www.trustreet.com and in print to any stockholder who requests it. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act and the NYSE listing standards, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of independent accountants;

•	reviews with the independent accountants the scope of the annual audit and the audit procedures to be utilized;

•	pre-approves audit and permitted non-audit services provided by the independent accountants;

•	reviews the independence of the independent accountants;

•	reviews the adequacy of the Company’s internal accounting controls; and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent accountants and management.

Review and Discussions with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), issues regarding accounting and auditing principles and practices and the adequacy of internal controls that could significantly affect the Company’s financial statements.

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee has reviewed the original proposed scope of the annual audit of the Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees.

Fiscal 2004 and 2003 Audit Fee Summary. The following table outlines the fees paid or accrued by the Company for the audit and other services provided by Deloitte & Touche LLP for 2004 and 2003:

	(In thousands)
	Fiscal Year 2004	Fiscal Year 2003
Audit Fees (1)	$805	$414.5
Audit Related Fees (2)	7.7	24.7

Audit and Audit Related Fees	812.7	439.2
Tax Fees	—	—
All Other Fees (3)	5	—

Total Fees	817.7	439.2

1.	Audit fees include the aggregate fees billed for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements, review of financial statements included in the registrant’s Form 10-Q, as well as audit procedures performed in connection with certain registration statements.
2.	Audit related fees include the aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.
3.	All other fees consists of professional services rendered for assistance in preparing the Audit Committee charter and other corporate governance documents.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants. Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent accountants. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent accountants.

Prior to engagement of the independent accountants for the next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the four categories of services listed in the table above.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent accountants and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent accountants for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent accountants.

For the fiscal years ended December 31, 2004 and 2003, the audit committee pre-approved 100% of services described above in the captions Audit Related Fees and Tax Fees. For the fiscal year ended December 31, 2004, no hours expended on Deloitte & Touche LLP’s engagement to audit our financial statements were attributed to work performed by persons other than full-time, permanent employees of Deloitte & Touche LLP.

Pursuant to our Audit Committee charter, the Audit Committee may delegate pre-approval authority to the chairman of the Audit Committee, who shall promptly advise the remaining members of the Audit Committee of such approval at the next regularly scheduled meeting.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report of the

Company on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee

J. Joseph Kruse

James H. Kropp

Richard C. Huseman

SECURITY OWNERSHIP

Prior to the closing of the Merger, the Company had approximately 22.6 million shares of Company common stock outstanding. As a result of the Merger and the transactions contemplated thereby, CNLRP shareholders received 0.7742 shares of the Company’s common stock and 0.16 shares of newly issued Company 7.5% Series C Redeemable Convertible Preferred Stock ($25.00 liquidation value) for each share of CNLRP common stock held. The Series C preferred stock is convertible into Company common stock at any time and has a conversion price of $19.50 per share. In connection with the Merger, CNLRP shareholders received approximately 35.0 million shares of Company common stock and 7.2 million shares of Series C preferred stock.

Pursuant to the Merger Agreement, on the same day as the Merger, the Company caused separate wholly owned subsidiaries of the Company’s operating partnership to merge with each of the 18 CNL Income Funds. Limited partners in each of the 18 CNL Income Funds received approximately 84% of the value of their unit in cash and 16% in shares of newly issued Company Series A Convertible Preferred Stock ($25.00 liquidation value) for each partnership unit held. Limited partners of the 18 CNL Income Funds received a total of approximately 3.75 million shares of Company Series A Preferred in connection with the mergers.

Following the completion of the mergers, the Company had approximately 57.6 million shares of Company common stock outstanding, of which approximately 35.0 million, or 60.76%, are owned by persons who were previously shareholders of CNLRP. Following completion of the mergers, common stockholders of CNLRP held approximately 60.7% of the outstanding Company common stock and 100% of the Series C preferred stock. Income Fund general and limited partners held approximately 47% of the Series A preferred stock.

The following table sets forth, as of April 15, 2005, the number and percentage of shares of Company common stock beneficially owned by (i) each person or entity known by the Company to own beneficially 5% or more of the outstanding Company common stock, (ii) the named officers, (iii) the directors, and (iv) all executive officers and directors as a group. Unless otherwise noted below, the persons named in the table have the sole voting and sole investment power with respect to each of the shares beneficially owned by them. The address of the named officers and directors, unless otherwise noted, is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Name and Address of Beneficial Owner	Number of Company Shares Beneficially Owned		Percent of Company Shares Outstanding
James M. Seneff, Jr.	5,026,000	(2)	6.74%

Robert A. Bourne	950,834	(3)	1.27%

Robert J. Stetson	450,340	(4)	(1)

Curtis B. McWilliams	354,278	(5)	(1)

Harry O. Davis 6842 Quarterway Drive Dallas, Texas 75248	27,446	(6)	(1)

Name and Address of Beneficial Owner	Number of Company Shares Beneficially Owned		Percent of Company Shares Outstanding
Stacy M. Riffe 939 W. Greenbriar Lane Dallas, Texas 75208	22,000	(7)		(1)

G. Steven Dawson 3555 Maranatha Drive Sugar Land, Texas 77479	20,964	(8)		(1)

G. Richard Hostetter SunTrust Bank of Chattanooga, N.A. P.O. Box 1638 Mail Code M0321 Chattanooga, Tennessee 37401	17,992	(9)		(1)

James H. Kropp 13335 Winstanley Way San Diego, California 92130-1403	13,516	(10)		(1)

J. Joseph Kruse PMB 209 6252 Commercial Way Weeki Wachee, Florida 34613	12,309	(11)		(1)

Richard C. Huseman 3504 Lake Lynda Drive, Suite 100A Orlando, Florida 32817	8,881	(12)		(1)

All executive officers and directors as a group (13 persons)	6,989,356		9.37%

(1)	Less than 1%
(2)

Includes shares of Series C preferred stock directly owned by Mr. Seneff and convertible into 190,951 shares of Company common stock at any time at a conversion ratio of 1.28205 shares of Company common stock for each share of Series C preferred stock. There is no expiration date for this conversion right. Also includes shares indirectly owned by Mr. Seneff through CNL Financial Group, Inc., a Florida corporation and wholly owned subsidiary of CNL Holdings, Inc., a Florida corporation wholly owned by Mr. Seneff and his wife, 3,250,582 shares of Company common stock and shares of Series C preferred stock convertible into 861,257 shares of Company common stock at any time at a conversion ratio of 1.28205 shares of Company common stock for each share of Series C preferred stock. There is no expiration date for this conversion right. In addition, Mr. Seneff indirectly owns through his 49.5% ownership interest in J&R Investments, Inc., which is the General Partner of J&R Investments of Orlando, LTD, 2,129 shares of Company common stock, shares of Series C preferred stock convertible into 564 shares of Company common stock at any time at a conversion ratio of 1.28205 shares of Company common stock for each share of Series C preferred stock, and shares of Series A preferred stock convertible into 139 shares of Company common stock at any time at a conversion ratio of 0.9384 shares of Company common stock for each share of Series A preferred stock. There is no expiration date for these conversion rights. As J&R Investments of Orlando, Ltd., directly owns them, Mr. Seneff disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. Mr. Seneff also indirectly owns through the James M. Seneff, Jr. Irrevocable Trust #1 14,274 shares of Company common stock and shares of Series C preferred stock convertible into 3,782 shares of Company common stock at any time at a conversion ratio of 1.28205 shares of Company common stock for each share of Series C preferred stock. There is no expiration date for this conversion right. As the trust directly owns them, Mr. Seneff disclaims beneficial ownership of these shares. Finally, Mr. Seneff also indirectly owns through the James M. Seneff, Jr. Irrevocable Trust #2 6,488 shares of Company common stock and shares of Series C preferred stock convertible into 1,718 shares of Company common stock at any time at a conversion ratio of 1.28205 shares of Company common stock for each share of Series C preferred stock. There is no expiration date for this conversion right. As the trust directly owns them, Mr. Seneff disclaims beneficial ownership of these shares.
(3)	Includes shares of Series C preferred stock directly owned by Mr. Bourne convertible into 198,618 shares of Company common stock at any time at a conversion ratio of 1.28205 shares of Company common stock for each share of Series C preferred stock and shares of Series A preferred stock directly owned by Mr. Bourne convertible into 70 shares of Company common stock at any time at a conversion ratio of 0.9384 shares of Company common stock for each share of Series A preferred stock. There are no expiration dates for these conversion rights. In addition, Mr. Bourne indirectly owns 2,129 shares of Company common stock, shares of Series C preferred stock convertible into 564 shares of Company common stock at any time at a conversion ratio of 1.28205 shares of Company common stock for each share of Series C preferred stock and shares of Series A preferred stock convertible into 139 shares of Company common stock at any time at a conversion ratio of 0.9384 shares of Company common stock for each share of Series A preferred stock through his 49.5% ownership interest in J&R Investments, Inc. which is the General Partner of J&R Investments of Orlando, Ltd. As J&R Investments of Orlando, Ltd. directly own these shares, Mr. Bourne disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. In addition, Mr. Bourne indirectly owns 15,361 shares of Company common stock and shares of Series C preferred stock convertible into 4,069 shares of Company common stock at any time at a conversion ratio of 1.28205 shares of Company common stock for each share of Series C preferred stock through the Robert A. Bourne Irrevocable Trust #1. As the trust directly owns them, Mr. Bourne disclaims beneficial ownership of these shares.
(4)	Includes 934 shares of Company common stock directly owned by Mr. Stetson through the Company’s 401(k) plan.
(5)	Includes shares of Series C preferred stock directly owned by Mr. McWilliams convertible into 64,160 shares of Company common stock at any time at a conversion 1.28205 shares of Company common stock for each share of Series C preferred stock. There is no expiration date for this conversion right.
(6)	Includes 2,481 shares of Company common stock directly owned by Mr. Davis through the Company’s 401(k) plan. Also includes options directly owned by Mr. Davis to purchase 5,000 shares of Company common stock at an exercise price of $15.50 per share. These options are exercisable at any time and will expire on October 28, 2009.
(7)	Includes options directly owned by Ms. Riffe to purchase 3,000 shares of Company common stock at an exercise price of $14.25 per share. These options are exercisable at any time and will expire on December 17, 2009.
(8)	Includes options directly owned by Mr. Dawson to purchase 8,000 shares of Company common stock at an exercise price of $11.00 per share. These options are exercisable at any time and will expire on June 5, 2011. In addition, Mr. Dawson directly owns shares of Series A preferred stock convertible into 5,161 shares of Company common stock at a conversion ratio of 0.9384 shares of Company common stock for each share of Series A preferred stock. There is no expiration date for this conversion right.
(9)	Includes shares of Series C preferred stock directly owned by Mr. Hostetter convertible into 2,613 shares of Company common stock at any time at a conversion ratio of 1.28205 shares of Company common stock for each share of Series C preferred stock. There is no expiration date for this conversion right.
(10)	Includes options directly owned by Mr. Kropp to purchase 4,000 shares of Company common stock at an exercise price of $12.23 per share. These options are exercisable at any time and will expire on June 5, 2011.
(11)	Includes shares of Series C preferred stock directly owned by Mr. Kruse convertible into 2,051 shares of Company common stock at any time at a conversion ratio of 1.28205 shares of Company common stock for each share of Series C preferred stock. There is no expiration date for this conversion right.
(12)	Includes shares of Series C preferred stock directly owned by Mr. Huseman convertible into 1,333 shares of Company common stock at any time at a conversion ratio of 1.28205 shares of Company common stock for each share of Series C preferred stock. There is no expiration date for this conversion right.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Reporting Persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

Based solely on the Company’s review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for the last fiscal year, the Company believes that all its officers, directors, and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2004, except for Harry O. Davis and Len W. Allen, Jr., who were each late filing one Form 4 reporting one transaction.

CERTAIN TRANSACTIONS

In October 1999, Mr. Stetson resigned as Chief Executive Officer of the Company and entered into a Settlement Agreement with the Company that provided for, among other things, loans from the Company to Mr. Stetson to acquire shares of Company common stock. In March 2000, the Company advanced $400,000 to Mr. Stetson for the purchase of Company common stock. The promissory note provides for an interest rate of 7.0% per annum and quarterly payments of interest only through December 2005, with a final payment of principal and interest due in March 2006. During the third quarter of 2002, the promissory note was paid down by $125,000 and, during 2004, the note was paid down by $75,000. At December 31, 2004, there was a balance of $200,000 due on this note. Subsequent to the Merger, this note was paid in full.

In January 2002, the Company advanced $24,000 to Harry O. Davis for the purchase of Company common stock of the Company. The promissory note provides for an interest rate of 6% per annum and quarterly payments of interest only through December 2006, with a final payment of principal and interest due in January 2007. At December 31, 2004 there was a balance of $24,000 due on this note. Subsequent to the Merger, this loan was paid in full.

INDEPENDENT AUDITORS

Upon recommendation of and approval by the Board, including the independent directors, PricewaterhouseCoopers LLP has been selected to act as independent certified public accountants for the Company during the current fiscal year.

In connection with the Company’s Merger with CNLRP, on March 2, 2005, the Company appointed PriceWaterhouseCoopers LLP as its independent accountant and accepted the resignation from February 25, 2005, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. The appointment of PriceWaterhouseCoopers LLP and the acceptance of the resignation of Deloitte & Touche LLP were effected by the Audit Committee of the Company and affirmed by our Board of Directors. PriceWaterhouseCoopers LLP had been the independent accountant for CNLRP prior to the Merger.

The audit reports of Deloitte & Touche LLP on the financial statements of the Company for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the two fiscal years ended December 31, 2004, and during the subsequent interim period from December 31, 2004 through February 25, 2005, the effective termination date of Deloitte &

Touche LLP, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused Deloitte & Touche LLP to make reference to the subject matter of such disagreements in connection with its report. None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, have occurred during the two fiscal years ended December 31, 2004, or through the effective termination date of Deloitte & Touche LLP.

During the two fiscal years ended December 31, 2004 and from December 31, 2004 through the engagement of PriceWaterhouseCoopers LLP as the Company’s independent accountant, neither the Company nor anyone on its behalf has consulted PriceWaterhouseCoopers LLP with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either the subject of a disagreement with Deloitte & Touche LLP on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in its report or would be a “reportable event” as described in Item 304(a)(1)(v) of the Regulation S-K promulgated by the Securities and Exchange Commission.

The Company provided Deloitte & Touche LLP with a copy of the foregoing disclosures, and requested that Deloitte & Touche LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements made above by the Company. A letter from Deloitte & Touche LLP, dated March 3, 2005, was filed with the Company’s Current Report on Form 8-K, filed March 3, 2005.

Representatives of both PricewaterhouseCoopers LLP and Deloitte & Touche LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representatives will also be available to respond to appropriate questions.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the person(s) named in the enclosed proxy will vote thereon as he, she or they determine to be in the best interests of the Company.

PROPOSALS FOR NEXT ANNUAL MEETING

Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2006 has to be received at the Company’s office at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, no later than December 30, 2005.

Under the Company’s bylaws, a stockholder must comply with certain procedures to nominate directors or to propose other matters to be considered at an annual meeting of stockholders. These procedures provide that the stockholders desiring to make nominations for directors or to bring a proper subject before a meeting must do so by notice timely delivered to the Company’s Secretary. To be timely, the Secretary must receive the notice at the Company’s principal executive offices not less than 60 days nor more than 90 days before the anniversary of the preceding year’s annual meeting of stockholders. In the case of the Company’s annual meeting of stockholders in 2006, the Company’s Secretary must receive notice of any such proposal no earlier than March 25, 2006, and no later than April 24, 2006 (other than proposals intended to be included in the proxy statement and form of proxy which, as noted above, have to be received by December 30, 2005). Generally, such notice must set forth: (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and the class and number of shares of Company common stock which are owned beneficially and of record by such stockholder and such beneficial owner. The Chairman of the annual meeting shall have the power to declare that any proposal not meeting these and any other applicable requirements imposed by the bylaws shall be disregarded. A copy of the bylaws may be obtained without charge on written request addressed to Trustreet Properties, Inc., Attn. Corporate Secretary, 450 South Orange Avenue, Orlando, Florida 32801.

ANNUAL REPORT

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2004, accompanies this Proxy Statement.

By Order of the Board of Directors,

Steven D. Shackelford
Secretary

April 29, 2005

Orlando, Florida

APPENDIX A

TRUSTREET PROPERTIES, INC.

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

I.	PURPOSE

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities relating to: (a) the integrity of the financial reports and other financial information provided by Trustreet Properties, Inc. (the “Company”) to the public; (b) the Company’s processes for monitoring compliance with regulatory requirements; (c) the systems of internal controls which management has established; (d) the performance of the Company’s internal audit function; (e) the independence, qualifications and performance of the Company’s independent auditor; (f) the Company’s auditing, accounting and financial reporting processes generally; and (g) the duties set forth below and such other responsibilities as may be delegated to the Committee by the Board from time to time. The Committee is responsible for appointment, compensation and oversight of the Company’s independent auditors and internal auditors who shall report directly to the Committee and are ultimately accountable to the Board and the Committee. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.

II.	COMPOSITION

The Committee shall be composed of three or more directors as determined by the Board, each of whom shall be “independent,” as such term is defined or construed from time to time in the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”) and other laws and regulations applicable to the Company and the Committee. In addition, all members of the Committee must possess the requisite financial knowledge and accounting or related financial management experience to fulfill their duties, and the Committee shall include in its membership at least one member that qualifies as an “audit committee financial expert” as that term is defined or construed from time to time in the Exchange Act and other laws and regulations applicable to the Company and the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

Prior to approving a director’s appointment to the Committee, the Board shall have determined, upon the advice of the Company’s Nominating Committee: (a) that such director satisfies the foregoing independence requirements; (b) in the exercise of its business judgment, that such director has the requisite financial and accounting knowledge to serve on the Committee; and (c) whether such director qualifies as an “audit committee financial expert.”

No member of the Committee shall simultaneously serve on the audit committee of more than two public companies (excluding service on the Audit Committee of the Company) unless the Board has made a determination that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

The Nominating Committee, after consultation with the Chief Executive Officer(s) of the Company, shall recommend to the full Board for its approval: (a) which directors should serve on the Committee; (b) who shall serve as chairman of the Committee; (c) whether additional directors should be appointed to the Committee; and (d) whether any directors should be removed from the Committee. If a chairman is not elected by the Board, the members of the Committee may designate a chairman by majority vote of the full Committee.

III.	COMPENSATION

The chairman of the Committee and each member of the Committee shall be entitled to compensation for being the chairman or member of the Committee, as applicable, and for meeting attendance as such fees are established from time to time by the Board. Each member of the Committee shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred by such member in attending meetings of the Committee and in performing his/her duties as a member of the Committee. No member of the Committee shall receive from the Company any compensation other than his or her fees for serving as a director and a member of the Committee or any other committee of the Board.

IV.	MEETINGS

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately.

Meetings of the Committee shall be called by the Secretary of the Company upon the request of the chairman of the Committee, a co-Chief Executive Officer, the Chief Financial Officer or a majority of the members of the Committee. Except for the regular quarterly meetings of the Committee, notice of any meeting of the Committee shall be given in the manner provided for in the Bylaws of the Company for meetings of the Board and its committees.

The provisions set forth in the Company’s Bylaws for meetings of the Board and its committees shall govern the quorum and voting requirements for all meetings of the Committee.

The Committee shall be required to keep a record of its actions and proceedings and shall report to the Board at the next meeting of the Board following the Committee meeting with such report to include recommendations for Board actions when appropriate.

As necessary or desirable, the chairman of the Committee may request that members of management, independent consultants, and representatives of the independent auditors be present at meetings of the Committee.

V.	RESPONSIBILITIES AND DUTIES

The Committee’s specific powers and responsibilities in carrying out its oversight role are delineated in the Audit Committee Powers and Responsibilities Checklist. The checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee powers and responsibilities, the most recently updated checklist will be considered to be an addendum to this charter.

VI.	POWERS AND RESPONSIBILITIES CHECKLIST

WHEN PERFORMED Meetings
		First Quarter	Second Quarter	Third Quarter	Fourth Quarter	A/N*
A. Independent Auditors

1.	In the sole discretion of the Committee, appoint, retain or terminate the Company’s independent auditor, pre-approve all fees and terms of the audit engagement, and resolve any

* As needed

WHEN PERFORMED Meetings
		First Quarter	Second Quarter	Third Quarter	Fourth Quarter	A/N*

	disagreements between management and the independent auditor.					X

2.

Approve in advance all tax and non-audit services which may legally be provided to the Company by its independent auditor, including the fees and terms for such services in accordance with Section 10A(i) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder.

The chairman of the Committee shall have the right to pre-approve all such tax and non-audit services on behalf of the Committee and shall promptly advise the remaining members of the Committee of such approval at the next regularly scheduled meeting.

		X	X	X	X	X

3.	Meet with the independent auditor to review the scope of the annual audit and the audit procedures to be utilized.				X

4.

At the conclusion of the audit, review such audit, including any comments or recommendations of the independent auditor. The review will cover any audit problems or difficulties encountered by the independent auditors and management’s response to those items.

Items to be reviewed would include: any restrictions on the scope of the independent auditor’s activities or on access to requested information; any significant disagreements between the independent auditor and management; any accounting adjustments that were noted or proposed by the independent auditor, but were passed (as immaterial or otherwise); any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company, and management’s responses to such letters; and relevant current accounting rules and developments.

X

5.	Review with the independent auditor and the Company’s financial management the adequacy and effectiveness of the Company’s internal accounting and financial controls, and management’s report on any significant deficiencies in internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and report on any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.	X	X	X	X	X

6.	Review the independent auditor’s ability to attest to and report on management’s assertion on its assessment of the effectiveness of the Company’s internal control structure and its financial reporting procedures in its Annual Report on Form 10-K.	X

WHEN PERFORMED Meetings
		First Quarter	Second Quarter	Third Quarter	Fourth Quarter	A/N*

7.	Obtain and review, at least annually, a report by the independent auditor describing the auditor’s internal quality-control procedures, and any material issues raised by the most recent internal quality-control review or peer review of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor and any steps taken to deal with any such issues.				X

8.	Review with the Company’s financial management and the independent auditor at least annually the Company’s critical accounting policies and practices and significant accounting judgments and estimates to be used.				X	X

9.	Confirm quarterly that the Company’s independent auditor has no conflict of interest with the Company under Section 10A(l) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.	X	X	X	X

10.	Review the annual written statement from the independent auditor delineating all relationships between the independent auditor and the Company, and discussing any relationships which may impact the continued objectivity and independence of the independent auditors.				X

11.	Evaluating the independent auditor and the lead audit partner on an annual basis, taking into account the opinions of the Company’s management and internal auditors or others performing similar functions.	X

12.	Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the lead audit partner or the independent auditor.	X

13.	Report the Committee’s conclusions to all of the members of the Board of Directors (the “Board”) with respect to the independent auditor’s qualifications, performance and independence.	X			X	X

B. Annual and Quarterly Financial Results and Statements and Public Announcements of Financial Information

1.

Review the annual and quarterly financial results and statements, including the disclosure in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management and the independent auditors prior to any filing with the SEC. The review will include the following items:

•      any material accounting issues identified by management or the independent auditor and their impact on the financial statements

WHEN PERFORMED Meetings
		First Quarter	Second Quarter	Third Quarter	Fourth Quarter	A/N*

•      any audit problems or difficulties encountered by the independent auditor and management’s response to those items

•      the independent auditor’s evaluation of the quality of the disclosure and the content of the financial statements

•      any changes in accounting principles and significant judgments and estimates

•      the effect of any regulatory and accounting initiatives, such as off-balance sheet activities, on the financial statements

•      any related party transactions

•      any pending litigation and other contingent liabilities

•      all off-balance sheet arrangements that either have, or are reasonably likely to have a current or future effect on financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses

•      the report of the independent auditor required by Section 10A(k) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, including the critical accounting policies and practices used, all alternative methods of financial accounting within United States generally accepted accounting principles (“GAAP”) that have been discussed with management, the treatment preferred by the independent auditor, and other material written communications with management

•      other matters required to be communicated by the independent auditor to the Committee under generally accepted auditing standards

		X	X	X	X	X

2.	Review, prior to announcement or distribution to analysts or rating agencies, Company earnings releases and earnings guidance for the purpose of ensuring that such press releases and guidance properly disclose financial information presented in accordance with GAAP and, to the extent pro forma information or non-GAAP financial measures are included, adequately disclose how such pro forma information or non-GAAP financial measure differs from the comparable GAAP information and that such pro forma information or non-GAAP financial measure is not given undue prominence, and to ensure that such press releases and guidance do not otherwise provide misleading presentations

WHEN PERFORMED Meetings
		First Quarter	Second Quarter	Third Quarter	Fourth Quarter	A/N*

	of the Company’s results of operations or financial condition.	X	X	X	X

C. Other Reports and Certifications

1.	Report to the entire Board, annually, or more often as deemed necessary, on the activities and findings of the Committee, including any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s processes of monitoring compliance with regulatory requirements, and the Committee’s recommendation on inclusion of the Company’s audited financial statements into the Company’s Annual Report on Form 10-K.	X				X

2.	Prepare the annual report of the Committee’s oversight responsibilities for inclusion in the Company’s annual proxy statement.	X

3.	Review the Company’s proxy statement disclosure concerning the independence of the members and the charter of the Committee.	X

4.	Include a copy of the Committee charter and most recent checklist as an appendix to the proxy statement at least once every three years.					X

D. Internal Audit Function

1.	Oversee the internal audit function, including the retention, evaluation and termination of the internal auditor and the approval of all fees and terms of engagement.					X

2.	Meet with the internal auditor to develop the annual internal audit plan.	X	X	X	X

3.	Meet, at least annually, with the internal auditor to review the results of the work performed, the adequacy and effectiveness of the controls tested, and any recommendations or problems encountered and management’s response to those items.				X

4.	Report the Committee’s conclusions to the full Board with respect to the performance of the independent audit function.				X

E. Other Powers and Responsibilities

1.	Review with management, the independent auditor and the internal auditors significant risks or exposures, discussing guidelines and policies to govern this process and assessing steps management has taken to minimize such risks to the Company.				X	X

2.	Review the Company’s regulatory compliance as a real estate investment trust (“REIT”).	X	X	X	X

WHEN PERFORMED Meetings
		First Quarter	Second Quarter	Third Quarter	Fourth Quarter	A/N*

3.	Review and/or reassess the Committee charter and checklist periodically, at least annually, and amend the charter and checklist as conditions dictate.	X				X

4.	Obtain advice and assistance from outside legal, accounting or other advisors, as appropriate. The Committee has full power and authority to retain, at the Company’s expense, such outside legal, accounting and other advisors as the Committee deems necessary or appropriate.					X

5.	Meet separately, periodically, with each of management, with those responsible for internal audit function and with the independent auditors, to identify issues warranting Committee attention.					X

6.	Establish, and review on a periodic basis, procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters and investigate any matter relating thereto, with full access to all of the Company’s books, records, facilities and personnel.					X

7.	Review and approve any transactions involving a potential conflict of interest directly or indirectly between the Company or affiliates of the Company, on the one hand, and the Company’s officers, directors and employees, on the other hand.					X

8.	Review, on an annual basis, the results of the audits of directors’ and officers’ expense accounts and management perquisites, including their use of the Company’s assets.		X

9.	Meet quarterly with the Company’s chief financial officer (the “CFO”) to ascertain the ability of the CFO and the co-Chief Executive Officers to sign the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, including the reports of the effectiveness of disclosure controls and procedures and any changes in internal controls.	X	X	X	X

10.	Set, and review on a periodic basis, clear hiring policies for employees or former employees of the independent auditors.					X

11.	Conduct an evaluation of the Committee’s performance on an annual basis.	X

ANNUAL MEETING OF STOCKHOLDERS OF

TRUSTREET PROPERTIES, INC.

June 23, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING ITEMS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of nine Directors:

NOMINEES:

FOR ALL NOMINEES Robert A. Bourne

G. Steven Dawson

WITHHOLD AUTHORITY G. Richard Hostetter

FOR ALL NOMINEES Richard C. Huesman

James H. Kropp

FOR ALL EXCEPT J. Joseph Kruse

(See instructions below)

Curtis B. McWilliams

James M. Seneff, Jr.

Robert J. Stetson

This Proxy will be voted as directed. If no direction is given, it will be voted “FOR” the matters stated.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TRUSTREET PROPERTIES, INC.

450 South Orange Avenue Orlando, Florida 32801

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The signatory on the reverse side of this card, the “Stockholder,” hereby appoints James M. Seneff, Jr. and Robert A. Bourne, and each of them, as proxies with full power of substitution in each, to vote all shares of common stock of Trustreet Properties, Inc. (the “Company”), which the Stockholder is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 23, 2005, at 10:00 a.m., local time, and any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement, dated April, 29, 2005, a copy of which has been received by the stockholder.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

TRUSTREET PROPERTIES, INC.

June 23, 2005

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE—Call toll-free 1-800-PROXIES

(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING ITEMS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of nine Directors:

NOMINEES:

FOR ALL NOMINEES Robert A. Bourne

G. Steven Dawson

WITHHOLD AUTHORITY G. Richard Hostetter

FOR ALL NOMINEES Richard C. Huesman

James H. Kropp

FOR ALL EXCEPT J. Joseph Kruse

(See instructions below)

Curtis B. McWilliams

James M. Seneff, Jr.

Robert J. Stetson

This Proxy will be voted as directed. If no direction is given, it will be voted “FOR” the matters stated.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.